UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2013

SALON MEDIA GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Market Street, Room 528 San Francisco, CA (Address of principal executive offices)		94102 (Zip Code)

Registrant’s telephone number, including area code: (415) 645-9200

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

Item 3.02     Unregistered Sales of Equity Securities

On March 1, 2013, Salon Media Group, Inc. (the “Company”) completed a recapitalization (the “Recapitalization”) in which all of its convertible notes, related party advances and certain accrued consulting fees (aggregating $15,651,000, including interest on the convertible notes through February 28, 2013) and substantially all shares of its convertible preferred stock were exchanged for an aggregate of 72.87 million shares of common stock at a price of $0.35 per share.

Outstanding convertible notes plus interest at February 28, 2013 was approximately $3,504,000, all of which was exchanged for an aggregate of 10,012,372 shares of common stock. Approximately 20.2% of the convertible notes was held by a non-affiliate of the Company. Outstanding related party advances at February 28, 2013, including accrued consulting fees of $158,000, was approximately $12,146,000, all of which was exchanged for 34,704,143 shares of common stock. The table below sets forth the issuance of common stock by class of preferred stock participating in the recapitalization:

Class and Series	Shares		Original Purchase Price	Common Stock Received
Series A	612		$2,448,000	6,994,286
Series B	125		500,000	1,428,571
Series C	5507	(1)	4,405,000	12,587,429
Series D-1	417		500,400	1,429,714
Series D-2	417		500,400	1,429,714
Series D-3	417		500,400	1,429,714
Series D-4	417		500,400	1,429,714
Series D-5	417		500,400	1,429,714
TOTAL			$9,855,600	28,158,856

1)	Following the Recapitalization, 1,075 shares of Series C Preferred Stock remains outstanding, all of which are held by non-affiliates of the Company.

The Company is currently authorized to issue 30 million shares of common stock, and at December 31, 2012 had approximately 3.28 million shares outstanding. At the closing on March 1, 2013, the Company issued an aggregate of approximately 26.29 million shares of common stock in respect of all the preferred stock participating in the Recapitalization held by non-affiliates of the Company, all of its convertible notes and 25% of its related party advances (including the accrued consulting fees). This issuance of shares represented substantially all of the available authorized common stock. The holders of the remaining related party advances and preferred stock participating in the Recapitalization, all of whom are members of the board of directors or their affiliates, have tendered these obligations in exchange for an aggregate of approximately 46.58 million shares of common stock that will be issued and delivered to them upon approval of the increase in the authorized common stock of the Company described below.

Mr. John Warnock, Chairman of the Board, Mr. William Hambrecht and Ms. Elizabeth Hambrecht, directors and stockholders of the Company, are affiliates of the Company and participated in the Recapitalization. The following table sets forth the securities and instruments owned by each of them prior to the Recapitalization and tendered in the Recapitalization (other than shares of Common Stock) and the shares of Common Stock owned by each of them following the Recapitalization:

	Prior to the Recapitalization					Post-Recapitalization
	Principal and Interest of Convertible Notes	Related Party Payables		Shares of Preferred Stock	Shares of Common Stock (1)	Shares of Common Stock (1)

John Warnock or entities affiliated with Mr. Warnock	$1,397,786	$9,948,000	(2)	Series A –125 Series C –3,474 Series D-1 –208 Series D-2 –208 Series D-3 –83 Series D-4 –250 Series D-5 –125	410,426	45,192,670	(3)

Entities affiliated with William Hambrecht	$1,397,786	$2,040,000	(2)	Series A –125 Series C –1,456 Series D-1 –42 Series D-2 –21 Series D-3 –125 Series D-4 –167 Series D-5 –292	434,202	17,231,304	(4)

Elizabeth Hambrecht or entities affiliated with Ms. Hambrecht	-	$158,450	(5)		296,607	1,965,320	(6)

1)	In each case, shares of Common Stock owned exclude any shares issuable upon exercise of options.
2)	Consists of related party advances.
3)	33,682,857 of these shares will be issued following the approval of the Common Stock Increase described elsewhere in this Form 8-K.
4)	11,346,287 of these shares will be issued following the approval of the Common Stock Increase described elsewhere in this Form 8-K.
5)	Consists of accrued consulting fees.
6)	1,555,535 of these shares will be issued following the approval of the Common Stock Increase described elsewhere in this Form 8-K.

The board of directors of the Company has authorized an increase in authorized common stock to 150 million (the “Common Stock Increase”) and will seek approval of the Common Stock Increase at a special meeting of the stockholders that the Company has called for April 18, 2013. Mr. Warnock, Mr. Hambrecht and Ms. Hambrecht and the entities affiliated with each of them hold in the aggregate approximately 58.05% of the voting power of the Company (which includes the remaining Series C voting on an as-converted basis but excludes the approximately 46.6 million of shares remaining to be issued in the Recapitalization), and have entered into a voting agreement to vote their shares in favor of the Common Stock Increase. The Common Stock Increase must be approved by a majority of the voting power of the Company. Therefore, the Company will not solicit proxies for the special meeting. The Company will issue the balance of approximately 46.58 million shares to be issued in the Recapitalization promptly following the special meeting.

Set forth below is Salon’s capitalization at December 31, 2012 and as adjusted to reflect: (i) additional related party advances between January 1, 2013 and February 28, 2013, (ii) the accrual of interest on the outstanding convertible notes between January 1, 2013 and February 28, 2013, and (iii) the results of the recapitalization.

SALON MEDIA GROUP, INC.

(in thousands, except share and par value amounts)

	December 31, 2012
	Actual (1)	As Adjusted
	(Unaudited)	(Unaudited)

Cash and cash equivalents	$205	$718	(2)

Liabilities and Stockholders' Deficit
Current liabilities:
Short-term borrowings	$1,000	$1,000
Related party advances	11,475	-	(2)
Convertible notes payable	3,339	-
Accounts payable and accrued liabilities	1,160	850	(3)
Deferred revenues	37	37
Total current liabilities	17,011	1,887

Deferred rent	26	26
Total liabilities	17,037	1,913
Commitments and contingencies

Stockholders' Deficit
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 9,404 and 1,075 shares issued and outstanding at December 31, 2012 and as adjusted (liquidation value of $26,744 and $5,604 at December 31, 2012 and as adjusted)	-	-	(4)
Common stock, $0.001 par value, 30,000,000 and 150,000,000 shares authorized, 3,282,576 and 76,157,944 shares issued and outstanding at December 31, 2012 and as adjusted	3	76	(5)
Additional paid-in capital	99,883	115,460
Accumulated deficit	(115,527)	(115,540)	(6)

Total stockholders' deficit	(15,641)	(4)
Total liabilities and stockholders' deficit	$1,396	$1,909

(1) The Actual column is derived from the Company’s balance sheet at December 31, 2012 (unaudited) included in its Form 10-Q for the quarterly period ended December 31, 2012 filed with the Securities and Exchange Commission on February 14, 2013.

(2) Between January 1, 2013 and February 28, 2013, the Company incurred an additional $513 in related party advances, resulting in total related party advances exchanged of $11,988.

(3) Inclusive of $158 in accrued consulting fees, $152 in accrued interest on convertible notes and $13 in additional interest accrued from January 1, 2013 through February 28, 2013, all of which were exchanged.

(4) As adjusted preferred shares issued and outstanding of 1,075 shares are all Series C.
(5) As adjusted authorized shares assumes additional shares are authorized at a special meeting of stockholders called for April 18, 2013.
(6) Inclusive of $13 in additional interest on convertible notes accrued from January 1, 2013 through February 28, 2013.

The issuance of the shares of common stock in the Recapitalization was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

The Company issued a press release announcing the results of the recapitalization on March 5, 2013. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits

Exhibit	Description

10.1	Form of Purchase Agreement relating to the Recapitalization, dated as of March 1, 2013

10.2	Voting Agreement, dated as of February 28, 2013, between the Company and certain affiliates of the Company.

99.1	Press Release of Salon Media Group, Inc. dated March 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALON MEDIA GROUP, INC.

Dated: March 7, 2013	By:	/s/ D. Alex Fernandez
	Name:	D. Alex Fernandez
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Purchase Agreement relating to the Recapitalization, dated as of March 1, 2013

10.2	Voting Agreement, dated as of February 28, 2013, between the Company and certain affiliates of the Company.

99.1	Press Release of Salon Media Group, Inc. dated March 5, 2013

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